NEWS RELEASE

AEROFLEX ANNOUNCES FOURTH QUARTER AND FULL YEAR FISCAL 2013 RESULTS

PLAINVIEW, New York — August 15, 2013 -- Aeroflex Holding Corp. ("Aeroflex") (NYSE: ARX), a leading global provider of high performance microelectronic components, and test and measurement equipment, today announced its financial results for the fourth quarter and full fiscal year 2013, which ended June 30, 2013.

For the fourth quarter of fiscal 2013:

•	Net sales were $188.8 million compared to $184.7 million in the fourth quarter of fiscal 2012.

•	Operating loss was $(68.2) million and net loss was $(81.5) million, or $(0.96) per share, compared to operating income of $31.0 million and net income of $17.2 million, or $0.20 per share, in the fourth quarter of fiscal 2012. The fourth quarter of fiscal 2013 included a non-cash goodwill and other long-lived assets impairment charge of $94.1 million in its AVComm group and the fourth quarter of fiscal 2012 included non-cash income to revise an estimate of goodwill impairment in its RFMW group by $3.0 million and to adjust an acquisition related contingent liability by $8.9 million.

•	On a Non-GAAP basis, Adjusted EBITDA was $51.1 million compared to Adjusted EBITDA of $43.6 million in the fourth quarter of fiscal 2012. Compared to the fourth quarter of fiscal 2012, operating income was $46.0 million compared to $39.0 million, and net income was $23.1 million, or $0.27 per share, compared to net income of $19.2 million, or $0.23 per share last year.

For the full fiscal year 2013:

•	Net sales were $647.1 million compared to $673.0 million in fiscal 2012.

•	Operating loss was $(70.4) million and net loss was $(104.2) million, or $(1.23) per share, compared to operating loss of $(21.3) million and a net loss of $(53.6) million, or $(0.63) per share, in fiscal 2012. This year included a non-cash goodwill and other long-lived assets impairment charge of $95.5 million in its AVComm group and a one-time $8.0 million International Traffic in Arms Regulation (“ITAR”) settlement expense which resolved historical self-disclosed ITAR violations. Fiscal 2012 included a non-cash goodwill and other long-lived assets impairment charge of $56.7 million in its RFMW group and non-cash income to adjust an acquisition related contingent liability by $7.6 million.

•	On a Non-GAAP basis, Adjusted EBITDA was $129.7 million compared to Adjusted EBITDA of $131.5 million in fiscal 2012. Compared to fiscal 2012, operating income was $109.3 million compared to $112.7 million, and net income was $46.3 million, or $0.55 per share, compared to net income of $48.8 million, or $0.58 per share last year.

“Fiscal 2013 was a year of change and better execution at Aeroflex. We made significant operational changes throughout the entire organization by restructuring and consolidating activities, primarily in our ATS AVComm and Wireless businesses. These changes have positioned us to drive growth and increase profitability while we continue to invest in our future,” stated Len Borow, Chief Executive Officer of Aeroflex. “Our core businesses drove our strong sales and profitability this past quarter, giving us confidence that we can continue to perform in fiscal 2014. We are still operating in a challenging environment, but the need for our products across all of our commercial, aerospace and defense markets is critical to the success of our customers.”

The following tables present selected financial information for the three months and year ended June 30, 2013 and 2012 prepared in accordance with generally accepted accounting principles (“GAAP”) and on a basis other than GAAP (“Non-GAAP”). A reconciliation between GAAP and Non-GAAP amounts is presented at the end of this press release. The 33% Non-GAAP effective tax rate in the fiscal 2013 period and 38% in the fiscal 2012 period result from Aeroflex’s geographic mix of Non-GAAP pre-tax income. These rates were applied to Aeroflex’s Non-GAAP pre-tax income for the three months and year ended June 30, 2013 and 2012, respectively.

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Selected GAAP Results

(In thousands, except percentages and per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net sales	$188,805	$184,731	$647,142	$673,015

Gross profit	100,664	95,503	329,121	338,886
Gross margin	53.3%	51.7%	50.9%	50.4%

Operating income (loss)	(68,198)	30,963	(70,426)	(21,316)

Net income (loss)	$(81,465)	$17,201	$(104,248)	$(53,637)

Net income (loss) per common share:
Basic	$(0.96)	$0.20	$(1.23)	$(0.63)
Diluted	$(0.96)	$0.20	$(1.23)	$(0.63)

Weighted average number of common shares outstanding:
Basic	84,908	84,828	84,880	84,811
Diluted	84,908	84,872	84,880	84,811

Selected Non-GAAP Results

(In thousands, except percentages and per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net sales	$188,805	$184,731	$647,142	$673,015

Gross profit	103,214	95,718	332,295	339,212
Gross margin	54.7%	51.8%	51.3%	50.4%

Operating income	45,996	38,993	109,251	112,679

Net income	$23,075	$19,218	$46,337	$48,806

Net income per common share:
Basic	$0.27	$0.23	$0.55	$0.58
Diluted	$0.27	$0.23	$0.55	$0.58

Weighted average number of common shares outstanding:
Basic	84,908	84,828	84,880	84,811
Diluted	85,180	84,872	84,994	84,846

Adjusted EBITDA	$51,148	$43,571	$129,667	$131,482

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Business Outlook

“We are beginning to see increased opportunities for growth in our core businesses and are hoping to capitalize on many of these throughout fiscal 2014,” stated Len Borow. “The first quarter has been our seasonally lowest quarter during the fiscal year for over twenty years and that trend will continue in fiscal 2014. The first quarter of fiscal 2014 will be comparable to that of fiscal 2013. For the year, we expect our performance to continue to improve and deliver better financial results in fiscal 2014.” For the first quarter ending September 30, 2013, Aeroflex expects net sales to be between $135 million and $141 million, GAAP net loss to be between $(3.5) million and $(2.0) million, Adjusted EBITDA to be between $18 million and $21 million, GAAP net loss per share to be between $(0.04) and $(0.02) and Non-GAAP net income per share to be between $0.05 and $0.07.

The range of expected GAAP and Non-GAAP net income per share for the fiscal first quarter was calculated using GAAP and Non-GAAP effective tax rates of 51% and 24%, respectively.

Non-GAAP Presentation

This press release contains Non-GAAP financial measures that are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures: (i) are not based on any comprehensive set of accounting rules or principles; and (ii) have limitations in that they do not reflect all of the amounts associated with Aeroflex's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Aeroflex's results of operations in conjunction with the corresponding GAAP measures.

Aeroflex believes that the presentation of Non-GAAP financial measures, when shown in conjunction with the corresponding GAAP measures, provides useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations because they exclude certain non-cash charges or items that management does not believe are reflective of its ongoing operating results when assessing the performance of its business.

Aeroflex believes that these Non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among its peer companies. However, its peer companies may calculate similar Non-GAAP financial measures differently than Aeroflex, limiting the information’s usefulness as comparative measures.

Webcast and Conference Call Information

Aeroflex will host a live webcast and conference call at 8:15 a.m. eastern standard time today, August 15th during which management will discuss the financial results. To participate in the live webcast, please visit the events page of the website located at http://ir.aeroflex.com. Please plan to join five to ten minutes before the start of the webcast to facilitate a timely connection. If you are unable to participate and would like to hear a replay of the call, an audio replay of the webcast will be available on the Aeroflex website or can be accessed telephonically for domestic callers at (888) 286-8010 or internationally at (617) 801-6888 with pass code 27235727.

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About Aeroflex

Aeroflex Holding Corp. is a leading global provider of high performance microelectronic components, and test and measurement equipment used by companies in the space, avionics, defense, commercial wireless communications, medical and other markets.

Forward-looking Statements

All statements other than statements of historical fact included in this press release regarding Aeroflex’s business strategy, financial results and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex’s management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, adverse developments in the global economy; changes in government spending; dependence on growth in customers’ businesses; the ability to remain competitive in the markets Aeroflex serves; the inability to continue to develop, manufacture and market innovative, customized products and services that meet customer requirements for performance and reliability; the failure of suppliers to provide raw materials and/or properly functioning component parts; the inability to meet covenants contained in debt agreements; the termination of key contracts, including technology license agreements, or loss of key customers; the inability to protect intellectual property; the failure to comply with regulations such as International Traffic in Arms Regulations, the Foreign Corrupt Practices Act and Conflict Minerals regulations, and any changes in regulations; the failure to realize anticipated benefits from completed acquisitions, divestitures or restructurings, or the possibility that such acquisitions, divestitures or restructurings could adversely affect Aeroflex; the loss of key employees; exposure to foreign currency exchange rate risks; and terrorist acts or acts of war. Such statements reflect the current views of management with respect to the future and are subject to these and other risks, uncertainties and assumptions. Aeroflex does not undertake any obligation to update such forward-looking statements. Any projections in this release are based on limited information currently available to Aeroflex, which is subject to change. Although any such projections and the factors influencing them will likely change, Aeroflex will not necessarily update the information, since Aeroflex will only provide guidance at certain points during the year.

Contact:

Andrew Kaminsky

Aeroflex Holding Corp.

(516) 752-6401

andrew.kaminsky@aeroflex.com

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Aeroflex Holding Corp. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,
	2013	2012

Net sales	$188,805	$184,731
Cost of sales	88,141	89,228
Gross profit	100,664	95,503

Operating expenses:
Selling, general and administrative costs	37,355	38,518
Research and development costs	21,732	20,822
Amortization of acquired intangibles	13,850	15,653
Restructuring charges	1,809	1,397
Impairment of goodwill and other long-lived assets	94,116	(3,000)
Change in fair value of acquisition contingent consideration liability	-	(8,850)
Total operating expenses	168,862	64,540
Operating income (loss)	(68,198)	30,963

Other income (expense):
Interest expense	(12,152)	(8,851)
Loss on extinguishment of debt and write-off of deferred financing costs	(1,756)	(368)
Other income (expense), net	70	(801)
Total other income (expense), net	(13,838)	(10,020)

Income (loss) before income taxes	(82,036)	20,943
Provision (benefit) for income taxes	(571)	3,742
Net income (loss)	$(81,465)	$17,201

Net income (loss) per common share:
Basic	$(0.96)	$0.20
Diluted	$(0.96)	$0.20

Weighted average number of common shares outstanding:
Basic	84,908	84,828
Diluted	84,908	84,872

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Aeroflex Holding Corp. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

	Year Ended June 30,
	2013	2012

Net sales	$647,142	$673,015
Cost of sales	318,021	334,129
Gross profit	329,121	338,886

Operating expenses:
Selling, general and administrative costs	147,124	151,818
Research and development costs	86,945	89,762
Amortization of acquired intangibles	56,484	62,696
Restructuring charges	5,538	6,779
Impairment of goodwill and other long-lived assets	95,456	56,700
ITAR settlement expense	8,000	-
Change in fair value of acquisition contingent consideration liability	-	(7,553)
Total operating expenses	399,547	360,202
Operating income (loss)	(70,426)	(21,316)

Other income (expense):
Interest expense	(41,446)	(34,237)
Loss on extinguishment of debt and write-off of deferred financing costs	(2,580)	(1,232)
Other income (expense), net	(820)	(1,745)
Total other income (expense), net	(44,846)	(37,214)

Income (loss) before income taxes	(115,272)	(58,530)
Provision (benefit) for income taxes	(11,024)	(4,893)
Net income (loss)	$(104,248)	$(53,637)

Net income (loss) per common share:
Basic and diluted	$(1.23)	$(0.63)

Weighted average number of common shares outstanding:
Basic and diluted	84,880	84,811

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Selected Segment Data

(In thousands except percentages)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net sales:
Microelectronic solutions ("AMS")	$109,597	$112,538	$360,834	$381,796
Test solutions ("ATS")	79,208	72,193	286,308	291,219
Total net sales	$188,805	$184,731	$647,142	$673,015

Gross profit:
- AMS	$57,345	$60,400	$179,405	$194,077
- ATS	43,319	35,103	149,716	144,809
Total gross profit	$100,664	$95,503	$329,121	$338,886

Gross margin:
- AMS	52.3%	53.7%	49.7%	50.8%
- ATS	54.7%	48.6%	52.3%	49.7%
Total gross margin	53.3%	51.7%	50.9%	50.4%

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Aeroflex Holding Corp. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30,	June 30,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$39,424	$41,324
Accounts receivable, less allowance for doubtful accounts of
$3,422 and $981	151,163	146,597
Inventories	156,516	158,090
Deferred income taxes	35,491	33,315
Income taxes receivable	-	4,935
Prepaid expenses and other current assets	9,374	11,942
Total current assets	391,968	396,203

Property, plant and equipment, net of accumulated depreciation of
$122,479 and $102,310	101,546	101,632
Deferred financing costs, net	11,580	15,720
Other assets	31,886	34,955
Intangible assets with definite lives, net	65,552	119,476
Intangible assets with indefinite lives	110,779	113,461
Goodwill	315,643	408,361

Total assets	$1,028,954	$1,189,808

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$34,768	$26,822
Advance payments by customers and deferred revenue	23,490	23,433
Income taxes payable	12,003	593
Accrued payroll expenses	21,694	18,635
Accrued expenses and other current liabilities	37,184	37,559
Total current liabilities	129,139	107,042

Long-term debt	587,000	641,375
Deferred income taxes	67,296	94,022
Other long-term liabilities	23,061	20,592
Total liabilities	806,496	863,031

Stockholders' equity:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, par value $.01 per share; 300,000,000 shares authorized,
84,936,582 and 84,845,687 shares issued and outstanding	849	848
Additional paid-in capital	651,950	648,092
Accumulated other comprehensive income (loss)	(43,406)	(39,476)
Accumulated deficit	(386,935)	(282,687)
Total stockholders' equity	222,458	326,777

Total liabilities and stockholders' equity	$1,028,954	$1,189,808

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Aeroflex Holding Corp. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$(104,248)	$(53,637)
Adjustments to reconcile net income (loss) to net cash provided by (used in)
operating activities:
Depreciation and amortization	79,680	84,298
Change in fair value of acquisition contingent consideration liability	-	(7,553)
Impairment of goodwill and other long-lived assets	95,456	56,700
Special accounts receivable reserve	2,529	-
Loss on extinguishment of debt and write-off of deferred financing costs	2,580	1,232
Deferred income taxes	(28,803)	(3,724)
Share-based compensation	3,595	3,527
Non - cash restructuring charges	-	1,015
Amortization of deferred financing costs	2,174	2,023
Other, net	378	613
Change in operating assets and liabilities, net of effects from purchases of businesses:
Decrease (increase) in accounts receivable	(7,835)	19,884
Decrease (increase) in inventories	(525)	25,494
Decrease (increase) in prepaid expenses and other assets	3,965	(6,359)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	26,035	(33,066)

Net cash provided by (used in) operating activities	74,981	90,447

Cash flows from investing activities:
Payments for purchase of businesses, net of cash acquired	-	(5,106)
Proceeds from the sale of building held for sale	1,582	-
Capital expenditures	(20,828)	(21,773)
Other, net	683	420

Net cash provided by (used in) investing activities	(18,563)	(26,459)

Cash flows from financing activities:
Credit facility borrowings	114,130	-
Payment of contingent consideration related to business acquisition	-	(948)
Debt repayments	(168,505)	(84,010)
Deferred financing costs	(2,171)	(3,685)
Other, net	(667)	(37)

Net cash provided by (used in) financing activities	(57,213)	(88,680)

Effect of exchange rate changes on cash and cash equivalents	(1,105)	(262)

Net increase (decrease) in cash and cash equivalents	(1,900)	(24,954)
Cash and cash equivalents at beginning of year	41,324	66,278

Cash and cash equivalents at end of year	$39,424	$41,324

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Aeroflex Holding Corp. and Subsidiaries

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income

(In thousands)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2013	2012	2013	2012
Operating income (loss) - GAAP	$(68,198)	$30,963	$(70,426)	$(21,316)
Amortization of acquired intangibles	13,850	15,653	56,484	62,696
Restructuring related costs, including pro forma savings(a)	3,978	2,832	10,313	14,783
Impairment of goodwill and other long-lived assets	94,116	(3,000)	95,456	56,700
ITAR settlement expense	-	-	8,000	-
Change in fair value of acquisition contingent consideration liability	-	(8,850)	-	(7,553)
Share-based compensation	985	878	3,595	3,527
Special accounts receivable reserve	-	-	2,529	-
Other adjustments	1,265	517	3,300	3,842
Operating income - non-GAAP	$45,996	$38,993	$109,251	$112,679

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(In thousands)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income (loss) - GAAP	$(81,465)	$17,201	$(104,248)	$(53,637)
Amortization of acquired intangibles	13,850	15,653	56,484	62,696
Restructuring related costs, including pro forma savings(a)	3,978	2,832	10,313	14,783
Impairment of goodwill and other long-lived assets	94,116	(3,000)	95,456	56,700
ITAR settlement expense	-	-	8,000	-
Change in fair value of acquisition contingent consideration liability	-	(8,850)	-	(7,553)
Share-based compensation	985	878	3,595	3,527
Special accounts receivable reserve	-	-	2,529	-
Loss on extinguishment of debt and write-off of deferred financing costs	1,756	368	2,580	1,232
Amortization of deferred financing costs	526	508	2,174	2,023
Other adjustments	1,265	517	3,300	3,842
Tax impact of adjustments	(11,936)	(6,889)	(33,846)	(34,807)
Net income - non-GAAP	$23,075	$19,218	$46,337	$48,806

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Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(In thousands)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands)

Net income (loss)	$(81,465)	$17,201	$(104,248)	$(53,637)
Interest expense	12,152	8,851	41,446	34,237
Provision (benefit) for income taxes	(571)	3,742	(11,024)	(4,893)
Depreciation and amortization	19,800	21,435	79,680	84,298
EBITDA	(50,084)	51,229	5,854	60,005

Restructuring related costs, including pro forma savings(a)	3,978	2,832	10,313	14,783
Impairment of goodwill and other long-lived assets	94,116	(3,000)	95,456	56,700
ITAR settlement expense	-	-	8,000	-
Change in fair value of acquisition contingent consideration liability	-	(8,850)	-	(7,553)
Share-based compensation	985	878	3,595	3,527
Special accounts receivable reserve	-	-	2,529	-
Loss on extinguishment of debt and write-off of deferred financing costs	1,756	368	2,580	1,232
Other defined items(b)	397	114	1,340	2,788
Adjusted EBITDA	$51,148	$43,571	$129,667	$131,482

(a)	Primarily reflects costs associated with the reorganization of our European operations and consolidation of certain of our U.S. operations, including non-cash charges related to discontinued products presented in cost of sales. Pro forma savings reflect the costs that we estimate would have been eliminated during the fiscal year in which a restructuring occurred had the restructuring occurred as of the first day of that fiscal year. Pro forma savings were estimated to be $2.9 million for the year ended June 30, 2013, $315,000 of which is applicable to the three months ended June 30, 2013, $521,000 applicable to the three months ended March 31, 2013, $745,000 applicable to the three months ended December 31, 2012 and $1.3 million applicable to the three months ended September 30, 2012. Pro forma savings were estimated to be $8.0 million for the year ended June 30, 2012, $1.4 million of which is applicable to the three months ended June 30, 2012, $1.9 million applicable to the three months ended March 31, 2012, $2.1 million applicable to the three months ended December 31, 2011 and $2.6 million applicable to the three months ended September 30, 2011.

(b)	Reflects other adjustments required in calculating our debt covenant compliance. These other defined items include certain legal fees related to litigation, business acquisition costs and pro forma EBITDA for periods prior to the acquisition dates for companies acquired during the respective fiscal year.

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